UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2025, Novanta Inc. (the “Company”), Novanta Corporation (the “Lead Borrower”) Novanta UK Investments Holding Limited (the “U.K. Borrower”), Novanta Europe GmbH (the “German Borrower” and, together with the Company, the Lead Borrower and the U.K. Borrower, the “Borrowers”) entered into the Fourth Amended and Restated Credit Agreement (the “Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, BofA Securities, Inc., as joint lead arranger and joint book runner, JP Morgan Chase Bank, N.A., as joint lead arranger, joint book runner, co-syndication agent and lender, Wells Fargo Securities LLC, as joint lead arranger and joint book runner, Wells Fargo Bank, National Association, as co-syndication agent and lender, PNC Capital Markets LLC, as joint lead arranger and joint book runner, PNC Bank, National Association, as co-syndication agent and lender, U.S. Bank National Association, as joint lead arranger and co-syndication agent, Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, as documentation agent and lender, Citibank N.A. as lender, and the other parties thereto.

The Agreement amends and restates, in its entirety, the Third Amended and Restated Credit Agreement dated as of December 31, 2019 (as amended from time to time and in effect immediately prior to the effectiveness of the Agreement) among the Company, the other Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto (the “Existing Credit Agreement”). The Existing Credit Agreement was scheduled to mature in March 2027. Outstanding borrowings under the Existing Credit Agreement were $392.4 million as of March 28, 2025, the end of the Company’s first fiscal quarter of 2025.

The Agreement provides for an aggregate credit facility of approximately $1.0 billion, comprised of a €65.31 million euro-denominated 5-year term loan facility (the “Euro Term Loans”), a $75.0 million U.S. dollar denominated 5-year term loan facility (the “U.S. Term Loans”), and an $850.0 million 5-year revolving credit facility (the “Revolving Facility”, and together with the Euro Term Loans and the U.S. Term Loans, collectively, the “Senior Credit Facilities”). The Senior Credit Facilities mature in June 2030 and include an uncommitted “accordion” feature pursuant to which the commitments thereunder may be increased by an additional $350.0 million in aggregate, subject to the satisfaction of certain customary conditions.

Loans under the Agreement bear interest at the Base Rate (as defined in the Agreement) plus a margin ranging between zero and 0.75% per annum, determined by reference to the Company’s consolidated leverage ratio, or SOFR, SONIA or EURIBOR, as applicable, plus a margin ranging between 1.00% and 1.75% per annum, determined by reference to the Company’s consolidated leverage ratio. In addition, the Company is obligated to pay a commitment fee on the unused portion of the Revolving Facility.

The Agreement contains various customary representations, warranties and covenants applicable to the Company and its subsidiaries, including, among others: (i) limitations on fundamental changes involving the Company and its subsidiaries; (ii) limitations on the disposition of assets; and (iii) limitations on indebtedness, investments, and liens. The Agreement also requires the Company to satisfy certain financial maintenance covenants on a quarterly basis, including maintaining a minimum consolidated fixed charge coverage ratio of 1.25:1.00 and a maximum consolidated leverage ratio of 3.50:1.00, with a step up to 4.00:1.00 for the four consecutive quarters following certain acquisitions with an aggregate consideration greater than or equal to $50.0 million.

The obligations of the Company under the Senior Credit Facilities are secured on a senior basis by a lien on substantially all of the assets of the Company and certain of its subsidiaries. The Agreement also contains customary events of default.

The term loan facilities require quarterly scheduled principal repayments beginning in September 2025 (with respect to the Euro Term Loans) or September 2026 (with respect the U.S. Term Loans), with the remaining principal balance of the term loans due on June 27, 2030, if the maturity date of the term loan facility is not otherwise extended. Subject to certain exceptions, the Company will be required to prepay outstanding loans under the Agreement with the net proceeds of certain asset dispositions and casualty events and incurrences of certain debt. The Company may voluntarily prepay loans or reduce commitments under the Senior Credit Facilities, in whole or in part, without premium or penalty, subject to certain minimum principal amounts.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Agreement is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Fourth Amended and Restated Credit Agreement, dated as of June 27, 2025, by and among the Company, Novanta Corporation, Novanta UK Investments Holding Limited, Novanta Europe GmbH, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, BofA Securities, Inc., as joint lead arranger and joint book runner, JP Morgan Chase Bank, N.A., as joint lead arranger, joint book runner, co-syndication agent and lender, Wells Fargo Securities LLC, as joint lead arranger and joint book runner, Wells Fargo Bank, National Association, as co-syndication agent and lender, PNC Capital Markets LLC, as joint lead arranger and joint book runner, PNC Bank, National Association, as co-syndication agent and lender, U.S. Bank National Association, as joint lead arranger and co-syndication agent, Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, as documentation agent and lender, Citibank N.A. as lender, and the other parties thereto. (Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: July 2, 2025	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer